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                                                                   EXHIBIT 10.25

                            CMC Heartland Partners
                          547 West Jackson Boulevard
                            Chicago, Illinois 60661

[date]

Mr. Edwin Jacobson
161 East Chicago Avenue
Apartment 43H
Chicago, Illinois 60611

          Re:  First Amendment to Employment Agreement

Dear Mr. Jacobson:

          We are writing with respect to your employment by CMC Heartland Partners (the "Company") as President and Chief Executive Officer of the Company, pursuant to an Employment Agreement, dated December 20, 1999 (the "Employment Agreement"), the terms of which expire on May 30, 2002. The Company acknowledges and recognizes the value of your experience and abilities to the Company and desires to amend the Employment Agreement as hereinafter set forth:

          Therefore, subject to your signing and returning to the Company, c/o Richard P. Brandstatter, a duplicate original of this letter, effective as of the date hereof, the Employment Agreement is amended in the following manner:

          1. Section 1 and Section 7(d)(i) are hereby amended to delete the date "May 30, 2002" and substitute therefor the date "May 30, 2005";

          2. Section 3(a) is hereby amended to delete "$275,000" and substitute therefor "$350,000";

          3. Section 3(b)(ii)(1) is hereby deleted in its entirety and replaced with the following Section 3(b)(ii)(1):

          "(ii) (1) The Capital Amount initially will be $26,789,044.75, which is equal to the product of (x) the average of the publicly reported per Unit closing sales prices for the first 30 trading days after the date the Units were distributed by Chicago Milwaukee Company ("CMC")
          to its common stockholders (the "Distribution Date") and (y) 2,142,438 (the number of Units distributed on the Distribution Date). For purposes of this subsection (ii), the "closing sales prices" of the Units as of a particular date shall mean the closing price (or, if there is no closing price, then the mean between the closing bid and asked prices), of such Unit as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such partnership interests are listed, or if the Units are not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "asked" prices as reported by the
          National Association of Securities Dealers Automated Quotation System ("NASDAQ") or NASDAQ's successor, or if not reported on NASDAQ, the
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          fair market value of such Unit as determined by the Board of Directors of the Managing General Partner in good faith."

          4. Section 3(b)(ii)(2)(x)(ii) is hereby deleted in its entirety and replaced with the following Section 3(b)(ii)(2)(x)(ii):

               "(ii) amounts paid by Heartland or the Company to repurchase Units and Class B limited partnership interests during such time period and"

          5. Section 3(b) is amended by the addition of the following Section 3(b)(iii):

          "(iii) In addition to the incentive payments that you will receive pursuant to Section 3(b)(i), effective for the period commencing January 1, 2000 and continuing thereafter during the time you are an employee of the Company, you will also receive incentive payments equal to 1/2% override of net proceeds from sales of real estate (after deducting all debt obligations on the property sold, seller's sales closing costs (including, but not limited to title changes and transfer taxes) and any real estate broker's commissions, which incentive payment shall be paid on the 15/th/ day of the following month in which the respective sale of the real estate occurred."

          6. Section 3(b) is amended by the addition of the following Section 3(b)(iv):

          "(iv) (1) Upon your death, disability or termination without cause (as that term is defined in Section 6(c)), you, your designated beneficiary or estate upon written notice (the "Put Notice") delivered to the Company shall cause the Company to pay to you, your designated beneficiary or estate, as the case may be (collectively referred to as "Jacobson"), the then present value of your incentive payments under
          Section 3(b)(i) (the "Incentive Put"). In the event the Incentive Put is exercised by the Put Notice delivered to the Company, within 45 days after receipt of the Put Notice, the Board of Directors of the Company shall, in good faith based upon the appraised value of the assets of the Company, make a determination as to the then present value of such incentive payments and prior to the expiration of the 45 day period shall deliver to Jacobson a statement (the "Company Statement") setting forth the amount the Company proposes to pay to satisfy its obligation under the Incentive Put and a calculation on which the amount was determined.

                 (2) If Jacobson does not object in writing, delivered to the Company within 20 days after receipt of the Company Statement, the Company shall pay the incentive amount set forth in the Company Statement no later than six months following the date of receipt by the Company of the Put Notice.

                 (3) If prior to the expiration of the 20 day period Jacobson delivers to the Company written notice (the "Objecting Notice") objecting to the amount of the incentive payment set forth in the Company Statement, the Company and Jacobson shall negotiate in good faith to reach agreement on the amount of the incentive payment. If during the 15 day period following receipt by the Company of the Objecting Notice, or such longer period as the Company and Jacobson agree in

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          writing (the "Negotiating Period"), the Company and Jacobson reach agreement on the amount of the incentive payment, the Company shall pay the amount no later than six months following the date the Company received the Put Notice.

               (4) If during the Negotiating Period, the Company and Jacobson do not reach agreement on the amount of the incentive payment (the "Disagreement"), the Disagreement shall be submitted for resolution to an M.A.I. Appraiser selected by the Company and Jacobson. If within 10 days following the expiration of the Negotiating Period, the Company and Jacobson are not able to reach an agreement on the M.A.I. Appraiser to resolve the Disagreement, the Company and Jacobson within 15 days following expiration of the Negotiating Period shall each select an M.A.I. Appraiser and the two M.A.I. Appraisers promptly after their selection shall each select a third M.A.I. Appraiser, which may not be the Company's M.A.I. Appraiser. The third M.A.I. Appraiser prior to the expiration of sixty days after its selection shall make a determination as to the then present value of the incentive payment payable pursuant to the Incentive Put and shall deliver to the Company and Jacobson written notice of the amount determined (the "Resolution Notice"). The determination by the third M.A.I. Appraiser shall be binding on the Company and Jacobson and the Company shall pay the amount no later than the longer of (x) six months after the date the Company received the Put Notice or (y) thirty days after the Company received the Resolution Notice. The fees and expenses of the M.A.I. Appraiser resolving the Disagreement shall be shared equally between the parties."

          Except as amended by this letter, the Employment Agreement remains in full force and effect in accordance with its terms.

          If the foregoing is satisfactory, please indicate your agreement by signing and returning to the Company the enclosed copy of this letter whereupon this will constitute our agreement on the subject.

                                    CMC HEARTLAND PARTNERS

                                    By:  Heartland Technology, Inc.
                                         as General Managing Partner


                                    By:    ______________________________

                                    Name:  ______________________________

                                    Title: ______________________________


ACCEPTED AND AGREED TO:

______________________________
Edwin Jacobson

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